Exhibit 99.3

 CARBON REVOLUTION  Investor Presentation  November 29, 2022

 This investor presentation is provided for informational purposes only and has been prepared to assist interested parties in making their own evaluation with respect to the proposed business combination (the “Proposed Transaction”) involving Twin Ridge Capital Acquisition Corp. (the “SPAC”) and Carbon Revolution Limited (ACN 128 274 653) (together with its subsidiaries, the “Company”). Statements and the information in this presentation (together with the oral remarks in connection herewith, the “Information”) remain subject to change without notice. Subject to any obligations under applicable law, no responsibility is assumed for updating any Information for any new or more accurate information or any errors or mis-descriptions of which the Company or the SPAC becomes aware. The Information (a) is for informational purposes only, and is a summary only; and (b) does not constitute investment, financial product, taxation or legal advice or a recommendation to acquire securities of the Company and the SPAC, and is not intended to be used as the basis for making any investment decision. The objectives, financial position or needs of any particular viewer has not been considered. Viewers of this presentation should make their own assessment of the Proposed Transaction and should not rely on this presentation. Viewers should conduct their own research into the financial condition, assets and liabilities, financial position and performance, profits and losses, prospects and business affairs of the Company, and the contents of this presentation. Viewers should seek legal, financial, tax and other appropriate advice.   This presentation should be read in conjunction with the Company’s most recent financial report and the Company’s other periodic and continuous disclosure information lodged with the Australian Securities Exchange (“ASX”), which is available at www.asx.com.au. The Information is of a general background nature and does not purport to be exhaustive, all-inclusive or complete. For example, it does not contain all of the information that may be required to make a full analysis of the Company or the Proposed Transaction, nor does it purport to contain all of the information that an investor may require in evaluating a possible investment in the Company or the SPAC, nor does it contain all of the information which would be required to be disclosed in a prospectus, product disclosure statement or any other offering or disclosure document under Australian law or any other law. Further information about the Proposed Transaction (including key risks for the Company’s shareholders) will be provided by the Company to the Company’s shareholders in due course, in the form of an explanatory statement (as that term is defined in section 412 of the Corporations Act 2001(Cth) and notice of meeting (the “Scheme Booklet”). The Scheme Booklet will also include or be accompanied by an independent expert’s report that will opine on whether the Proposed Transaction is in the best interest of the Company’s shareholders.  None of the Company, the SPAC, CMD Global Partners LLC (“CMD”), their respective related bodies corporate, shareholders, nor any of their respective officers, directors, employees, affiliates, representatives, partners, agents or advisers (each a “Limited Party”) guarantees or makes any representations or warranties, express or implied, as to or takes responsibility for, the accuracy, reliability, completeness or fairness of the Information, opinions and conclusions contained in this presentation. No Limited Party makes any representation that this presentation is complete or that it contains all information that a prospective investor may require in evaluating the Proposed Transaction. To the maximum extent permitted by law, each Limited Party disclaims any liability for any loss arising from this presentation or the use of Information it contains, including but not limited to, (a) without limitation, any liability arising from fault, negligence or negligent misstatement; (b) representations or warranties; or (c) in relation to the accuracy or completeness of the Information, statements, opinions or matters, express or implied, contained in, arising out of or derived from, or for omissions from, this presentation.  This presentation does not constitute (i) a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Proposed Transaction or (ii) an offer to sell, a solicitation of an offer to buy or a recommendation to purchase any security of the Company, the SPAC or any of their respective affiliates. No such offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, or an exemption therefrom. You should not construe the contents of this presentation as legal, tax, accounting or investment advice or a recommendation. Viewers should consult their own counsel and tax and financial advisors as to legal and related matters concerning the matters described herein, and should not rely upon the Information contained herein to make any decision.   Forward-Looking Statements  This presentation contains certain forward-looking statements and comments about future events, including the financial condition, operations of the Company and certain plans and objectives of the Company. Forward-looking statements can generally be identified by the use of forward-looking words such as, “expect,” “anticipate,” “likely,” “intend,” “forecast,” “estimate,” “pro forma,” “may,” “should,” “could,” “might,” “plan,” “possible,” “project,” “strive,” “budget,” “will,” “believe,” “predict,” “potential” or “continue,” and, in each case, their negative and other variations and other similar expressions. For example, statements regarding anticipated growth in the industry in which the Company operates and anticipated growth in demand for the Company’s products, statements on expected benefits from the Company’s technology, forecasts of the Company’s future financial results, including future Revenue and Revenue Under Contract, labor and material costs, Contribution Margin, EBITDA, backlog, Revenue CAGR, and Enterprise Value multiple of future Revenue possible growth opportunities for the Company and other metrics are forward-looking statements. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.  Disclaimer  2

 These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the SPAC and its management, and the Company and its management, as the case may be, are inherently uncertain and are inherently subject to risks variability and contingencies, many of which are beyond the Company’s control. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of negotiations and any subsequent definitive agreements with respect to the Proposed Transaction; (ii) the outcome of any legal proceedings that may be instituted against the SPAC, the combined company or others following the announcement of the Proposed Transaction and any definitive agreements with respect thereto; (iii) the inability to complete the Proposed Transaction due to the failure to obtain approval of the shareholders of the SPAC and/or the shareholders of the Company, to obtain financing to complete the Proposed Transaction or to satisfy other conditions to closing; (iv) changes to the proposed structure of the Proposed Transaction that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Proposed Transaction; (v) the ability to meet stock exchange listing standards following the consummation of the Proposed Transaction; (vi) the risk that the Proposed Transaction disrupts current plans and operations of the Company as a result of the announcement and consummation of the Proposed Transaction; (vii) the ability to recognize the anticipated benefits of the Proposed Transaction, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain key relationships and retain its management and key employees: (viii) costs related to the Proposed Transaction; (ix) changes in applicable laws or regulations; (x) the possibility that the Company or the combined company may be adversely affected by other economic, business, and/or competitive factors; (xi) the Company’s estimates of expenses and profitability; and (xii) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the SPAC’s final prospectus relating to its initial public offering, dated March 3, 2021, or in other documents filed by the SPAC with the U.S. Securities and Exchange Commission (the “SEC”) and the “Risk Factors” section included in the Appendix to this presentation. There may be additional risks that neither the Company nor the SPAC presently know or that the Company and the SPAC currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.  Nothing in this presentation should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Neither the Company nor the SPAC undertakes any duty to update or revise these forward-looking statements for any matters of which any of them becomes aware of which may affect any matter referred to in this presentation, subject to any obligations under applicable law.  The Company and the SPAC disclaim any and all liability for any loss or damage (whether foreseeable or not) suffered or incurred by any person or entity as a result of anything contained or omitted from this presentation and such liability is expressly disclaimed. Only those particular representations and warranties of the Company or the SPAC made in the definitive written agreement regarding the Proposed Transaction (which does not contain any representation or warranty relating to this presentation), and subject to such limitations and restrictions as specified therein, shall have any legal effect.  Certain Financial Measures and Calculations  Certain financial and statistical Information has been subject to rounding off adjustments. Accordingly, the sum of certain data may not conform to the expressed total. The Company uses a forward-looking non-GAAP financial measure, EBITDA, in this presentation. This item is not a measure of financial performance under accounting principles generally accepted in the United States (“GAAP”) or International Financial Reporting Standards (“IFRS”), nor has this measure been audited or reviewed by an external auditor, consultant or expert. This measure is derived from management information systems. This item is an addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP or IFRS, and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or IFRS. The Company does not provide a reconciliation of the forward-looking non-GAAP financial measure, EBITDA, to its most directly comparable GAAP financial measure on a forward-looking basis because it is unable to predict with reasonable certainty or without unreasonable effort non-recurring items, such as those described in this presentation as non-GAAP adjustments, that may arise in the future. The Company believes that this forward-looking measure of financial results provides useful supplemental information to investors about the Company. The principal limitation of this financial measure is that it excludes items that are significant in understanding and assessing the Company’s financial results, including significant expenses, income and tax liabilities that are required by GAAP and/or IFRS to be recorded in the Company’s financial statements. In addition, it is subject to inherent limitations as they reflect the exercise of judgements by the Company about which expense and income are excluded or included in determining these financial measures. While the Company and the SPAC believe the Information set forth in this presentation is reasonable, it is inherently subject to modification in connection with their ongoing review or audit procedures and such modifications may be material. Accordingly, such Information and data may not be included, may be adjusted or may be presented differently in any proxy statement, prospectus or registration statement or other report or document to be filed with or furnished to the SEC by the Company, the SPAC and/or their respective affiliates.   Disclaimer (cont.)  3

 Financial Information  The historical financial Information regarding the Company contained in this presentation has been taken from or prepared based on historical financial statements of the Company. An audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) is in process and such financial statements will be included in the registration statement/proxy statement related to the Proposed Transaction. Accordingly, the historical financial Information included herein should be considered preliminary and subject to adjustment in connection with the completion of the audit pursuant to PCAOB standards. The Company’s results and financial condition as reflected in the financial statements included in the registration statement/proxy statement may be adjusted or presented differently from the historical financial Information included herein, and the differences could be material.  Industry and Market Data  Certain Information contained in this presentation relates to or is based on studies, publications, surveys, the Company’s own internal estimates, and research and other statistical data made by independent parties and by the Company. Neither the Company, the SPAC nor their representatives have independently verified any such Information provided by third parties or industry or general publications. This data included in this presentation involves a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. In addition, forecasts, assumptions and estimates of the future performance of the markets in which the Company operates are necessarily subject to a high degree of uncertainty and risk. Finally, internal research has not been verified by any independent source, and the Company and the SPAC cannot guarantee and make no representation or warranty, express or implied, as to its accuracy and completeness.   Trademarks  This presentation contains trademarks, service marks, trade names and copyrights of the Company, the SPAC and other companies, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade name or products in this presentation is not intended to, and does not imply, a relationship with the SPAC or the Company, or an endorsement of sponsorship by or of the SPAC or the Company. Solely for convenience, the trademarks, service marks and trade names referred to in this presentation may appear with the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that the SPAC or the Company will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks and trade names.   Additional Information  In connection with the Proposed Transaction, the parties intend to file with the SEC a registration statement on Form F-4 containing a preliminary proxy statement of the SPAC and a preliminary prospectus of the combined company, and after the registration statement is declared effective, the SPAC will mail a definitive proxy statement/prospectus relating to the Proposed Transaction to its shareholders. This presentation does not contain all the information that should be considered concerning the Proposed Transaction and is not intended to form the basis of any investment decision or any other decision in respect of the Proposed Transaction. The SPAC’s shareholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus and the amendments thereto and the definitive proxy statement/prospectus and other documents filed in connection with the Proposed Transaction, as these materials will contain important information about the Company, the SPAC and the Proposed Transaction. When available, the definitive proxy statement/prospectus and other relevant materials for the Proposed Transaction will be mailed to shareholders of the SPAC as of a record date to be established for voting on the Proposed Transaction. Shareholders will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to: Twin Ridge Capital Acquisition Corp., 999 Vanderbilt Beach Road, Suite 200, Naples, Florida 60654 (phone number: (617) 663-5997).  Participants in the Solicitation of Proxies  The SPAC and its directors and executive officers may be deemed participants in the solicitation of proxies from the SPAC’s shareholders with respect to the Proposed Transaction. A list of the names of those directors and executive officers and a description of their interests in SPAC is contained in SPAC’s final prospectus relating to its initial public offering, dated March 3, 2021, which was filed with the SEC and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to: Twin Ridge Capital Acquisition Corp., 999 Vanderbilt Beach Road, Suite 200, Naples, Florida 60654 (phone number: (617) 663-5997). Additional information regarding the interests of such participants will be contained in the proxy statement/prospectus for the Proposed Transaction when available.  The Company and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of the SPAC in connection with the Proposed Transaction. A list of the names of such directors and executive officers and information regarding their interests in the Proposed Transaction will be included in the proxy statement for the Proposed Transaction when available.  INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.  Disclaimer (cont.)  4

Transaction **Overview**

Market leader in production of revolutionary carbon fiber wheels, the next generation of wheel technology

The Business

- Supplier of **high-performance, lightweight** carbon fiber wheels to **global OEMs**
- Advanced manufacturer producing some of the **most technically advanced wheels** on the planet

Valuation

- Pro forma Enterprise Value of **$270 million**
- Attractively valued entry multiple of **5.4x EV/2023E Revenue and 3.0x EV/2024E Revenue** compared to **peers at 10.1x and 5.0x**
- **98% of CY2023E and CY2024E Projected Revenue Under Contract** [(1)]

Capital Structure

- Carbon Revolution ("CR") shareholders **rolling 100% of their equity**
- TRCA trust to provide ~$214M of proceeds assuming 0% redemptions
- Transaction expected to include $60M committed equity facility

Commercial Partners

Ford, Ferrari, gm

Today's Presenters

CARBON REVOLUTION



Jake Dingle
CEO



Gerard Buckle
CFO

TRC | TWIN RIDGE CAPITAL ACQUISITION CORP.



Dale Morrison
Chairman



Sanjay Morey
Co-CEO, President & Board Director



William Russell
Co-CEO, CFO & Board Director

Note: Exchange rate of 0.70 used for conversion of AUD revenue into USD.
(1) Projected Revenue Under Contract defined as projected revenue from programs that are either Awarded or in Engineering, where pricing has been specified and OEMs provided volume forecast. See Disclaimer, Risk Factors and Projection Methodologies for important details.

5

 The Carbon Revolution Opportunity  98%  Projected Revenue Under Contract (3) ’23 & ‘24  $38Bn  Automotive Wheel Market (1)  89  Patents (2)  13  Awarded OEM Programs to Date  $335M  Company Backlog With Global OEMs (4)  34.9%  2024E Contribution Margin  Large addressable market for this new disruptive technology and enabler to range extension and regulatory compliance of electric vehicles (EVs)  Unique and protected technology – Carbon Revolution is years ahead of the competition  Strong and diverse customer relationships with major global car makers  Revenue base from contracted wheel programs with blue-chip OEM customers provides substantial visibility   Company backlog with global OEMs engrains Carbon Revolution in their business and delivers clear-path to growth  New production technology drives capacity growth and cost per wheel reduction  (1) Verified Market Research, Global Automotive Wheel Market Size by Rim October 2022.  (2) 58 granted, 31 pending patents.  (3) Projected Revenue Under Contract defined as projected revenue from programs that are either Awarded or in Engineering, where pricing has been specified and OEMs provided volume forecast. See Disclaimer, Risk Factors and Projection Methodologies for important details.  (4) Backlog as of 10/31/2022, Backlog (remaining lifetime gross program projected revenue) is based on awarded programs and excludes programs that are contracted for engineering.  6

 Lightweight Technologies are Key Enabler in Electric Vehicle Transition  Carbon Revolution’s technology provides a solution to OEM electrification growing pains – a path to widespread adoption evidenced by exclusive production wins with leading global OEMs  Range is the new currency for OEMs as the market transitions to electric vehicles. Solutions to reducing vehicle mass and increasing range are challenging – requiring a large number of small improvements or deleting major attributes  Structural challenges now evident – weight of large aluminum wheels combined with batteries becoming impractical  Structural demands are competing with aesthetic requirements – consumers and studios are demanding large wheels to pair with increasingly larger vehicles  Large wheel sizes on luxury vehicles and SUVs increase the strain on vehicle suspension and challenge the performance of the vehicle  Battery weight is compromising OEMs’ ability to navigate CAFE standards and light passenger vehicle mass limits  Developed and commercialized a step-change weight saving technology that is being adopted by global OEMs; delivering a wheel weight savings of up to 40%-50% compared to aluminum, which can deliver up to 5%-10% increase to vehicle range(1)  Carbon Revolution eliminates up to 100lbs of weight in high impact area of vehicle (rotating, unsprung mass)  Benefits of carbon fiber wheels increase as wheel size increases and heavier aluminum becomes less viable to achieve OEM performance targets – particularly in SUVs which have larger wheels  Substantial reduction in vehicle unsprung mass results in less strain on suspension, improved traction and driver control  10+ year history of testing with OEMs has resulted in platform wins with Ford, GM, Ferrari, and Renault  Challenges the Automotive Sector is Facing…   …How Carbon Revolution Can Provide a Solution   7  (1) If associated weight reduction were to be reinvested in battery mass. Top end of range assumes further benefits derived from additional aerodynamic, NVH, and structural enhancements.

 Carbon Revolution Positioned to Capitalize on Automotive Trends  8  CAGR  5.2%  Global Automotive Wheel Market (1)  Global automotive wheel market is massive and growing   Global EV Market Penetration (2)  Electric Vehicles are gaining share rapidly and driving innovation in the automotive industry   Vehicle Weight Over Time (3)  Vehicles have consistently gotten heavier, posing regulatory and range challenges once combined with EV battery weight  (1) Verified Market Research, Global Automotive Wheel Market Size by Rim October 2022.  (2) IEA.org, Global EV Data Explorer as of 11/18/2022.  (3) EPA.gov, United States only.  Pickup  Truck-SUV  Car-SUV  Sedan/Wagon

Carbon Revolution at a Glance

Carbon Revolution is a global technology company and tier one OEM supplier, which has successfully **innovated, commercialized and industrialized** the supply of **lightweight carbon fiber wheels** to the global automotive industry

- Carbon Revolution has progressed from single prototypes to designing and manufacturing wheels at scale for some of the **most prestigious brands in the world**
- With over sixty-thousand Carbon Revolution wheels sold, the Company is now the **recognized leader in the sector**
- Carbon Revolution has been **awarded thirteen programs** with five global OEMs, with a further **six programs in progress** under engineering agreements
- Carbon Revolution is well-positioned to enable new mobility; because lower weight wheels in EVs will increase range, which is a key barrier to EV uptake

Carbon Revolution by the Metrics…

- **$50.3m** Revenue CY2023E; **$90.1m** Revenue CY2024E
- **98%** Revenue Under Contract (1) 2023E; **98%** Revenue Under Contract (1) 2024E
- **13** Awarded Programs With 5 Global OEMs
- **4** EV Programs in Development; Enabler for Extended EV Range
- **Up to 5-10%** Projected Improvement in Electric Vehicle Range (2)
- **58 Granted Patents** A Further 31 Pending Patents
- **10,000m²** Manufacturing Footprint with New 2014 Facility, Expanded in 2018
- **>$250 Million** Cumulative Equity Investment in Carbon Revolution to Date (3)

Note: AUD to USD Exchange Rate of 0.70.
(1) Projected Revenue Under Contract defined as projected revenue from programs that are either Awarded or in Engineering, where pricing has been specified and OEMs provided volume forecast. See Disclaimer, Risk Factors and Projection Methodologies for important details.
(2) If associated weight reduction were to be reinvested in battery mass. Top end of range assumes further benefits derived from additional aerodynamic, NVH, and structural enhancements.
(3) Per publicly filed Carbon Revolution FY2022 Annual Report as of June 30, 2022.

9

 Advanced and proprietary manufacturing  Wheel design and engineering  Material science  Rim and Barrell  Spoke architecture  Hub architecture  Bolted Joint  Thermal barrier coating technologies   Spoke to rim connection  Hub core ‘puck’  Carbon Revolution has 58 granted patents and 31 pending patents (including 3 PCTs) across 13 patent families as well as advanced composite wheel process intellectual property (know-how & trade secrets)  Learning Curve that is Protected and Hard to Imitate  10

 Activating Demand by Providing Solutions to OEM Challenges  11  Range and Durability Solutions  Carbon fiber wheels can achieve savings of up to ~50% of the weight of aluminum and are designed in aerodynamic geometries, both of which extend range  Carbon wheels can be ~50% more durable while still achieving significant weight advantage  Styling Solutions  Carbon fiber wheels offer new styling opportunities to design studios that have been solely working with aluminum for 40+ years  Customers find the signature carbon fiber “weave” pattern aesthetically pleasing and unique; wheels offer color/pattern design flexibility and freedom  NVH(1) Solutions  Reduction in unsprung mass decreases strain on suspension and improves traction & handling  Reduction in road noise transmission and harshness versus aluminum  Less vibration protects the important components of the vehicle from damage as well as improves cabin comfort  Weight offset solutions: carbon fiber wheels provide up to 100lbs of vehicle weight reduction compared to aluminum  Wheel weight reduction partially offsets large battery weight, enabling regulatory compliance to key weight class limits  Individual wheel weight reduction reduces suspension loads, enabling competitively sized wheels on EVs  Carbon fiber wheel weight reduction directly increases EV range, providing OEMs “bolt-on” range extension without requiring expensive design and plant retooling  (1) Noise, Vibration, and Harshness.

Carbon Fiber Wheels Positioned for Rapid Adoption

Carbon Revolution has captured first-mover advantage in next-generation auto-tech

Well established adoption curve in automotive for next generation technologies

When new automotive technologies are introduced, penetration typically begins at the luxury or performance end of the market before transitioning to a point of full adoption as a mass market product



100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
0 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30
Years since introduction
Denotes comparable technology adoption in period since CR commercialization
1 Front disk brakes
2 Front wheel drive
3 Fuel injection
4 Variable valve timing
5 Air conditioning
6 Multivalve engines
7 Lockup auto transmissions

Over 60,000 cumulative wheel sales volume (1) from 9 programs announced by OEMs and in the market



60,000
50,000
40,000
30,000
20,000
10,000
-
FY15 FY16 FY17 FY18 FY19 FY20 FY21 FY22
GM
Ferrari
Ferrari
Ford
Ford
First commercial OEM program
Renault
Ferrari
Ford

Source: Leading consulting firm market study.
(1) Cumulative wheel sales from FY13 to September 30, 2022.

12

A Compelling History of Successful Expansion…

Product releases

2010
Prototypes released
Carbon Revolution presents prototypes to European and North American car makers

2012
CR-9 wheel launched
World's first one-piece carbon fiber wheel launched at SEMA show in California, available for aftermarket fitment for the Porsche 911 GT3, Lamborghini Gallardo and Audi R8

2015
Ford Shelby Mustang GT350R
The first vehicle to include Carbon Revolution wheels as standard fitment

2016
Ford GT Supercar
Carbon Revolution wheels available as an option

2018
Ferrari 488 Pista
Carbon Revolution announced as one of 21 key strategic partners for the 488 Pista program

2019
Ford GT500
Ferrari SF90
Renault Megane
Product Launch

2021
Chevy Corvette Z06 / Z07 Ferrari 812
Ferrari 296 GTB
Product Launch

2010 — 2012 — 2014 — 2016 — 2018 — 2021

Company evolution

2011
Investment
Funding from the Green Car Innovation Fund (matched with equity and private capital)

2013
Regulatory approval
Achieved global OEM standards for component supply (TS16949)

2014
Manufacturing plant opens new $23.8mm manufacturing facility

2016
Investment
Carbon Revolution raises an additional $50mm, including $10mm from the Clean Energy Finance Corporation (CEFC)

2018
Expanded Facility
Facility expansion to 10,000m² manufacturing footprint

2019
Initial Public Offering on the ASX

2021
Began installation of Mega line to vastly increase production of automotive road wheels

13

OEM Purchase Considerations

Vehicle Weight, Performance, and Range

- Weight is critical to OEMs for both ICE and EV vehicles, **with weight reduction assessed on a gram-by-gram basis**
- Reducing unsprung mass **substantially improves traction, braking, and acceleration**
- Reduction in mass **reduces strain on vehicle suspension**
- **Eliminating ~100lbs from a vehicle can deliver a range increase of 5-10% for electric vehicles** (1)

System Cost and Associated Consumer Value

- Carbon Revolution wheels are ~4x the price of comparable forged aluminum wheels, **representing ~$1,100 of incremental spend per wheel and $4,500 per vehicle compared to aluminum luxury wheels**
- Comparable EV models indicate **willingness to pay of $3,810 - $7,620 based on range increase delivered**
- As CR scales production capacity, the company intends to **provide lower-cost wheels to mainstream platforms**

Consumer Price Per Incremental Mile of Range



Median = $263
$114
$128
$263
$269
$605
Rivian R1T
Tesla Model 3
Ford Mustang EV
Ford F150 Lightning
Lucid Air

Consumer Value of Range Increase



Median Range $3,810 - $7,620
5% Increase
10% Increase
$4,572
$2,286
$4,580
$2,290
$8,600
$4,300
$7,620
$3,810
$31,242
$15,621
Rivian R1T
Tesla Model 3
Ford Mustang EV
Ford F150 Lightning
Lucid Air

Source: Company websites.
(1) If associated weight reduction were to be reinvested in battery mass. Top end of range assumes further benefits derived from additional aerodynamic, NVH, and structural enhancements.

14

 Capitalizing on Electric SUV/Truck Opportunity Across Multiple OEMs  Stage of Program Lifecycle (1)  Programs   Awarded programs in production   5  Programs in development  Awarded  4  Under detailed design and engineering agreement  Electric Vehicles  4  Premium Vehicles  2  Total Active Programs  15  Programs in Aftersales  4  Total Lifetime Programs  19  Next-Generation Lightweight Solution for Electrification  Trucks and SUVs are now the heart of the global market, representing the key profit pool for OEMs  Automotive industry focused on electrifying SUV platforms  EVs, and especially EV SUV/Truck, are inherently heavy due to battery weight  15  Reduce road noise transmission to enable reduction of sound deadeners (further cost and weight reduction)  Opportunity for greater wheel robustness and durability than aluminum  Compelling styling unique from aluminum  (1) As of November 26, 2022.

 Revenue Base From Contracted Programs  Projected Revenue by Contract Status  Established trust and a track record of delivery. Not a commodity selling process and characterized by very senior engagement (as products core to internal combustion engine vehicle transition efforts)  Most customers have repeat business with multiple programs, demonstrating the cumulative nature of the technology as take rate expectations are typically exceeded with early programs and the value proposition is better understood  Programs in progress far exceed programs completed to date – particularly impactful given the multi-year lifespan of production programs  Nearly all of 2023E and 2024E projected revenues are from programs that are either awarded or in engineering, where pricing has been agreed and volume forecasts have been provided by OEM  Company could grow 5.0x without any new platforms (2)  By 2027E ~5.0x current volumes are projected from platforms that are either awarded or in engineering today (1)(2)  Note: Please see Disclaimer, Risk Factors and Projection Methodologies for important details.  Formal design and engineering agreements signed with the OEMs allow Carbon Revolution to initiate work on the detailed program specific design and engineering phase. There is no guarantee that programs that are contracted for engineering will proceed to award, however the Company has a very strong record in converting engineering contracts to award and has in all instances been awarded a platform post engineering that was ultimately produced by the OEM.  Based on projected revenue, of which 40% is Awarded and 60% is under an Engineering contract.  (1)  16

 Improving Margin Through Optimizing Cost Inputs  Improving Costs and Contribution Margin Per Wheel  17  22%  35%  50%-60%  Contribution Margin  Long-Term Target  Expected Benefits from Labor and Material Improvements  Fixed labor operating leverage drives efficiency as volumes scale  Mega-line automates processes via robots and conveyor systems to replace human labor  Planned cycle time and lean process improvement allow for further labor efficiencies  Labor  Material  Reuse and reduction in cut carbon fiber waste  Negotiations of planned improved prices as a result of volume increases  Shift strategy from spot buyer to contracted buyer for key materials  Consolidation of consumables purchases from many to few suppliers  Long Term Target  Shifting production to a low-cost country, such as Mexico, reduces hourly labor cost from $31.40 to $6.20  Producing closer to supply and customer base substantially reduces shipping costs  $ in USD

 Mega-line Industrialization Program Expected to Increase Throughput and Lower Cost of Wheel Production  Cutting  Rim layup  Inj. and moulding  CNC Blade Cutting  Prototype Click Press  Production Click Press  RPM  ARL1/2  ARL3  Low Pressure RTM  High Pressure RTM  Mega-line HP RTM  Example Process Evolution  Initial Commercial Production  Automation of Core Processes  Fully   Industrialized Production  18  Carbon Revolution’s Mega-lines represent industrialized and highly automated advanced manufacturing cells which are expected to deliver high volumes with dramatically reduced labor inputs  Carbon Revolution intends to develop Mega-lines in low-cost countries closer to customer markets to meet the Company’s expectation of a significant, long-term growth opportunity  Securing larger programs is consistent with Carbon Revolution’s industrialization strategy and is underpinned by the Company’s strong record of supplying this technology  The first phase of the first Mega-line is expected to begin production in early 2023 with additional capacity expected to be added through to 2025  Developed by the Carbon Revolution and its partners in Australia, deploying state of the art technology

 Longer Term Strategic Investment: Additional Capacity Adjacent to Customer Demand   19  Significant acceleration in demand is emerging from the global automotive market and is a catalyst for Carbon Revolution to establish a larger scale manufacturing facility in a strategically located low-cost country (LCC)  Closer proximity to carbon fiber suppliers  Closer proximity to global OEM customers  Capacity expansion and cost reduction  New ability to use volume-based leverage against existing suppliers, form partnerships, and lock in volume-based discounts  Lower costs enable lower pricing that will allow customers to expand applications and increase overall volumes  Expanded and competitive stable of suppliers  Lower and more accessible wheel prices to customers through lower labor and shipping costs  Lower cost labour paired with an efficient supply chain is expected to significantly reduce production costs  Ability to implement multiple Mega-lines to address adjacent acceleration in demand

Carbon Revolution is Many Years Ahead of its Competitors

Competitor	Type of wheel	Achievement to date	Current status
ACTION COMPOSITES	Full carbon & two-piece carbon/aluminum wheels	1 small program in 2017 with Porsche No following programs released	Acquired ThyssenKrupp Carbon Components business in August 2021
BUCCI COMPOSITES	Single piece CF wheel	22-inch CF wheel for Bentley and a 20-inch aftermarket CF automotive wheel	Have announced that they will enter the aftermarket with a single carbon fiber wheel design
CARBON COMPANY	Single piece CF wheel	One 19-inch after market wheel	Focused on aftermarket
CARBO TECH Mubea Carbo Tech	Two piece wheel, metal spokes with CF rim	Note several series projects are ongoing in the passenger car and motorcycle sectors	Only motorcycle wheels on the market
DYMAG® SINCE 1974	Two piece wheel, metal spokes with CF rim and motorcycle	Aftermarket only	Announced strategic joint partnership with Hankuk Carbon in May 2022
BST	Single piece auto and motorcycle wheels	History of aftermarket motorcycle wheels	Sports car and pickup truck wheel in development
DUQUEINE GROUP	Single piece CF wheel	Limited edition Alpine A110R	Just announced Alpine A110R with single piece CF wheel

In comparison, Carbon Revolution has over **60,000 wheels** sold to multiple major global car makers. Carbon Revolution's leadership is extending with each program delivered (1)

(1) Cumulative wheel sales from FY13 to September 30, 2022.

20

Highly Experienced Management Team with
Deep Industry Background



Jake Dingle
CEO & MD

One of the initial investors and founders. Background in engineering, operations, strategy and M&A within Australian listed companies



Gerard Buckle
CFO

Experienced senior executive, with a demonstrated capacity to develop and implement strategic plans and improve business performance



Dr Ashley Denmead
Chief Technology Officer

Founder and experienced executive, over 15 years developing and commercializing the technology to bring carbon fiber wheels to the automotive market



Dave French
Operational Strategy Lead

Globally experienced automotive executive with extensive background in business planning and strategy, vehicle program delivery, product development systems and manufacturing plant management



David Nock
General Counsel, Company Secretary

Previous roles within listed Australian, US and European entities



Jo Markham
Director of Customer Excellence

Experienced senior executive, with a passion for developing leaders and building effective teams within a culture of trust, fairness and transparency



Andrew Higginbotham
Operations Director

Leadership roles in assembly, machining, stamping and quality operations with experience in the United States and Japan



Ron Collins
Vice President North America

Experienced engineering executive with 31 years in Ford Motor Company in various engineering roles. Experienced in the global auto industry with multiple executive roles based in North America, Europe, Asia Pacific, and Australia. Based in USA



Sam Casabene
Director of Procurement & Supply

Executive with 40 years in Ford Motor Company globally with an extensive background in strategic procurement, product development, supply chain management and start-up operations



Jesse Kalkman
Director of Sales and Business Development

An experienced sales executive with over 30 years in the automotive industry at multiple Tier 1 suppliers varying in size and products manufactured. Extensive experience supporting a global customer base. Based in USA

21

Financial **Summary**

Revenue ($ in USD, millions)



$28.7
$50.3
$90.1
CY2022E
CY2023E
CY2024E

Contribution Margin ($ in USD, millions)



$1.9
$11.0
$31.4
CY2022E
CY2023E
CY2024E

EBITDA ($ in USD, millions)



CY2022E
CY2023E
CY2024E
($18.0)
($13.8)
$2.8

Commentary

- Total revenue forecasted to grow from **$28.7 million in CY2022E to $90.1m in CY2024E** representing **a CAGR of 77%**
- **98% of CY2023E & CY2024E Projected Revenue Under Contract** [(1)] **with major global OEMs**
- New program launches recovering rapidly from the COVID-19 pandemic with **3 new programs expected to come into production in the coming ~18 months**
- **Contribution margin improvement driven by improvement in labor per wheel as company finalizes the Mega line** in Australia and benefits from operating leverage
- Programs under contract are expected to drive positive **contribution margins of 35% in CY2024E with positive EBITDA generation**

Note: AUD to USD Exchange Rate of 0.70. Please see Disclaimer, Risk Factors and Projection Methodologies for important details.
(1) Projected Revenue Under Contract defined as projected revenue from programs that are either Awarded or in Engineering, where pricing has been specified and OEMs provided volume forecast.

22

Pathway to Profitability

Variable	Critical Milestone	Supporting Metrics
VOLUME	• ~45,000 wheels per annum to achieve breakeven EBITDA	• CY2024E Volume: ~49,000 Wheels (98% projected under contract with OEMs [(1)]) • CR's Australian facility capacity expected to increase to ~70k P/A by Dec-24
PRICE	• Maintain current pricing strategy	• Awarded contracts give the Company a sound basis for its pricing projections
INPUT COST	• ~10-15% P/A reduction in unit material and other direct inputs • ~25-30% P/A reduction in unit direct labor • Contribution margin per wheel > $600	• Scale-driven input price negotiation • Ongoing material selection, optimization and waste reduction • Technology and scale-driven productivity improvements

(1) Projected Under Contract defined as projected revenue from programs that are either Awarded or in Engineering, where pricing has been specified and OEMs provided volume forecast. Please see Disclaimer, Risk Factors and Projection Methodologies for important details.

23

 Track Record of Beating OEM Forecasts  24  History of Outperforming on OEM Awards (2)  $ in USD  Substantial Backlog of Awarded Volumes (1)  $335M  Please see Disclaimer, Risk Factors and Projection Methodologies for important details.  Backlog as of 10/31/2022, Backlog (remaining lifetime gross program projected revenue) is based on awarded programs and excludes programs that are contracted for engineering.  Reflects the four longest tenured OEM programs.  $ in USD  Carbon Revolution currently has nine awarded programs (5 in production, 4 in development) with global OEMs, with a further six programs under engineering contracts  The Company has projected remaining lifetime gross program wheel revenue on awarded programs, resulting in backlog >$300M  Additional programs that are in engineering with OEMs are expected to increase awarded backlog in coming months  OEMs have historically ordered more wheels than forecasted in their initial (non-binding) program award documentation  2.2X  Delivery Multiple of Award  1.4X  1.1X  1.9X

 Carbon Revolution provides a compelling solution to the significant mass related issues faced by the global automotive industry as it moves towards electrification  Automotive wheel market is massive, with the premium vehicle and electric vehicle (“EV”) segments experiencing strong growth  Adoption curve of new technologies is well established in the automotive industry  The Company has a strong track record with leading automotive OEMs (exemplified by 13 awarded programs with 5 global OEMs)  Carbon Revolution’s technology is highly valuable for EVs given the substantial range increase and the Company is experiencing substantial traction (4 EV programs in development)  The Company benefits from strong visibility and a clear path to growth (98% of CY2023E and CY2024E Projected Revenue Under Contract (1))  Automation investments driving margin expansion, with substantial opportunity to further optimize through investment in lower-cost geographies  Summary of Opportunity   25  (1) Projected Revenue Under Contract defined as revenue from programs that are either Awarded or in Engineering, where pricing has been specified and OEMs provided volume forecast. Please see Disclaimer, Risk Factors and Projection Methodologies for important details.

 Transaction Summary  26

Detailed Transaction Overview

Sources & Uses

Sources ($ mm)	
SPAC Cash in Trust[1]	$214
Stock Consideration to Existing Shareholders	197
Total Sources	**$411**

Uses ($ mm)	
Stock Consideration to Existing Shareholders	$197
Cash to Balance Sheet	194
Estimated Fees and Expenses [2]	20
Total Uses	**$411**

Pro Forma Valuation

($ in Millions, except per share values)	
Pro Forma Shares Outstanding [1][3][4]	46.1
(*) Share Price	10.00
Equity Value	**$461**
(+) Existing Net Debt as of 10/31/2022	3
(-) Cash Proceeds from Transaction	(194)
Enterprise Value	**$270**
Enterprise Value / 2023 Revenue	*5.4x*
Enterprise Value / 2024 Revenue	*3.0x*

Pro Forma Ownership

Ownership Breakdown at Close [1][3][4]	Shares	% Ownership
Carbon Revolution Rollover	19.7	43%
TRCA Shareholders	26.4	57%
PF Shares Outstanding	**46.1**	**100%**



Existing Carbon Revolution Shareholders 43%
TRCA Public Shareholders 57%

Note: Transaction will include an additional $60M Committed Equity Facility that may be drawn after the Transaction closing.

1. Assumes no redemptions from TRCA trust account. Based on current market conditions, SPAC redemptions may be relatively high.
2. Includes TRCA deferred underwriting fee and estimated Carbon Revolution & TRCA transaction costs.
3. Stock Consideration to Existing Shareholders calculated as $200M Enterprise Value + $8M existing cash – $11M existing debt as of 10/31/2022 presented for illustrative purposes. Cash and debt as of 3/31/2023 will be used to calculate the stock consideration to existing Carbon Revolution shareholders.
4. Ownership and share count includes 21.3M TRCA Class A ordinary shares and 5.0M TRCA Class B Shares (net of 0.3M forfeiture), and excludes 12.1M outstanding TRCA warrants (strike price of $11.50 or 15% out-of-the-money).

27

EV Supply Chain & Autonomous Components  Disruptive Industrial Technology  High growth industrial companies with unique and transformative technology  Business models not fully proven out, however benefit from substantial customer engagement/commitments  Strong growth and high-margins for the foreseeable future  Component suppliers to OEMs, providing specialized components for next-generation technologies   Benefit from the same tailwinds / themes in automotive (i.e., electrification)  Requiring Research and Development and CapEx investments  Comparable Company Universe  28

 Comparable Operational Benchmarking  Revenue CAGR CY22-CY24  Carbon Revolution  Note: Comparable Benchmark financials from S&P CapitalIQ dated 11/28/2022.  29  77%  EV Supply Chain & Autonomous Components  Disruptive Industrial Technology  Median = 39%  = indicates not to scale  Median = 188%  = indicates not to scale

 Comparable Valuation Benchmarking  Enterprise Value / 2023 Revenue  Carbon Revolution  EV Supply Chain & Autonomous Components  Disruptive Industrial Technology  Median = 9.1x  Median = 17.1x  = indicates not to scale  Enterprise Value / 2024 Revenue  Carbon Revolution  EV Supply Chain & Autonomous Components  Disruptive Industrial Technology  Median = 3.2x  Median = 6.8x  = indicates not to scale  30  5.4x  3.0x  Note: Comparable Benchmark financials from S&P CapitalIQ dated 11/28/2022.

 Basis of preparation  Page 22 of this presentation contains the Company’s estimates of Revenue, Contribution Margin and Earnings before Interest, Tax, Depreciation and Amortization (“EBITDA”) for the calendar years 2022, 2023 and 2024 (the “Financial Projections”). The Company’s independent auditors have not audited, reviewed, compiled or performed any procedures with respect to the Financial Projections for the purpose of their inclusion in this presentation, and accordingly, they did not express an opinion or provide any other form of assurance with respect thereto for the purpose of this presentation. These Financial Projections should not be relied upon as being necessarily indicative of future results.   The Financial Projections have been prepared by the Company as part of its long-range planning process and are included in this document to provide current and potential investors with information to assist them in understanding the Company’s forecast financial performance, for their use in evaluating the transaction described in this presentation.   The Directors of the Company are responsible for the preparation and presentation of the Financial Projections. The Directors of the Company consider that the Financial Projections provide a reasonable basis for current and potential investors to assess the Company’s forecast financial performance, in the context of the Assumptions, Risks and Sensitivities outlined below. Inclusion of the Financial Projections should not be regarded as a representation by any person that the results contained in the Financial Projections will be achieved.  The Financial Projections are presented in an abbreviated form and do not include all of the statements, disclosures or comparative information required by US Generally Accepted Accounting Principles or Australian Accounting Standards.  Assumptions  The Financial Projections have been prepared on a detailed, bottom-up basis. The assumptions applied in relation to each key component of the Financial Projections are as follows:  Program overview: The revenue projections have been prepared on a program-by-program basis. The Company has a number of programs at various stages of production and development, as follows:  Awarded Production: The Company currently has 9 active awarded programs with 4 global OEMs (5 of which are currently in production and 4 of which are under development).   Awarded Design & Engineering: The Company also has 6 programs that are under detailed design and engineering agreements signed with OEMs to allow Carbon Revolution to initiate work on the detailed program specific design and engineering phase. Engineering occurs after the Company has been selected to be on a platform launching generally within 3 years and is the final stage before a formal award (only one party is brought into engineering). The Company has in all instances been awarded a platform post-engineering that was ultimately produced by the OEM.  Pipeline: The Company also has a number of prospective OEM wheel programs in its business development pipeline. Management has reviewed the current pipeline of programs and identified two programs which it expects to be secured and convert to production during 2023 and 2024, taking into account the status of current discussions with the OEMs and expected ramp-up profiles.  Overall, the Financial Projections assume an increase in the number of programs in production, to 11 programs by Dec-24. It is the Company’s expectation that all of the contracts currently under Design & Engineering will convert to production, together with a further two projects currently in the pipeline (refer below)  Volumes: The Company has undertaken a detailed assessment of expected wheel volumes on a program-by-program basis, taking into account contractual arrangements and the latest correspondence with respective OEMs for both Awarded and Pipeline projects. Whilst the Company’s contracts with OEMs do not provide contractual or minimum volume guarantees, the Company is in regular dialogue with OEMs in relation to OEMs’ production forecasts, which provides a degree of visibility over future volumes (particularly in the short-term). This correspondence with OEMs forms the primary basis of the volume projections for awarded and near-term pipeline projects, supplemented (where relevant) by other sources of information (e.g. market data, production capacity requests from OEMs, take rate indications, management expectations of volumes based on experience and market knowledge). Overall wheel volumes are projected to increase from 13,692 in CY22 to 48,816 in CY24 driven by the ramp-up in production on awarded and pipeline programs, with 11 programs assumed to be in production by Dec-24.  Revenue recognition and program timing: The Financial Projections assume a change in incoterms with two key customers to allow the Company to recognise revenue when wheels are shipped from Australia, rather than when received into the customers’ facilities (approximately 3-4 months later). Negotiations regarding changes to incoterms are currently underway with these two customers, with one of the two having provided written agreement to operate on this basis until mid-CY23 and discussions are ongoing to convert this to a permanent arrangement.  The Financial Projections also assume that the latest production schedules received from OEMs are accurate, assuming no unforeseen delays (e.g. from COVID-19, semi-conductor shortages or other supply chain challenges).  Projection Methodologies  31

 Pricing: Pricing is projected on a program-by-program basis, taking into account contracted amounts for awarded programs and tendered amounts for pipeline programs. The Company is currently in discussions with all customers in relation to potential price increases in light of input cost inflation. The Financial Projections assume current pricing continues throughout CY23 and CY24 i.e. does not assume any price changes..  Raw materials, freight and other direct manufacturing costs: The Company has projected raw material costs for each wheel program. In doing so, it has considered expected product designs and material composition, production process usage, scrap and waste, raw material pricing and inflation, expected volume-based negotiation benefits, productivity-based improvements and expected inbound and outbound freight and logistics costs. Overall, the Financial Projections assume a reduction in direct material costs per wheel of 23% between CY22 and CY24, with cost efficiencies projected to more than offset recent input cost inflation. The Company has not incorporated any further cost inflation (e.g. as a result of the current Ukraine/Russia war) in its projected raw material or supply chain costs as it is assumed this can be passed through to customers.  Direct labour: Direct labour is projected based on the Company’s detailed process-by-process operational model. The Financial Projections assume significant improvements in direct labour productivity, with direct labour per wheel decreasing by approximately 48% between CY22 and CY24. This is based on a range of factors including targeted improvement to product and process quality, expected scale-based volume efficiencies, reduced wastage, manufacturing technology and operational improvements and the introduction and commissioning of significant plant automation (including the Mega-line, which is assumed to be commissioned from Q1-CY23 onwards).  Research and development (“R&D”): R&D costs, which primarily comprise salaries (for staff involved in R&D) and material costs (e.g. wheel moulds) have been projected based on current run rates together with management’s expectation of additional R&D investment to support current and future programs. The Financial Projections assumes that certain R&D costs can continue to be capitalised under accounting standards (as they have been historically). R&D costs are projected to increase from US$3.2 million in CY22 to US$4.5 million in CY24.  Selling, General and Administrative (“SG&A”) costs: These costs are projected on a detailed item-by-item basis, taking into account current run rate expenditure, anticipated cost inflation, increases in variable costs to reflect wheel volume growth (e.g. scrap, warranties) and other incremental spend (e.g. additional headcount to support growth). These costs are projected to increase from US$19.8. million in CY22 to US$26.2 million in CY24.   Ongoing costs arising from listing in the United States are assumed to be materially consistent with those listing costs in Australia. Costs related to new employee incentive plans are assumed to be materially consistent with the cost of such plans in Australia.  Grant income: The Financial Projections assume a level of income from Australian-based government grants, based on specific grants announced by the respective governments. These equate to US$1.6 million in CY23 and US$2.1 million in CY24.  Transaction costs: EBITDA does not include any transaction costs or other one-off type costs  FX: The Financial Projections have been prepared in Australian Dollars (being the Company’s functional currency) and converted to US Dollars at a rate of 0.70:1 (USD:AUD). The Company does not undertake any hedging activities.  Key Risks (Financial Projections)  The following items represent the key risks contained within the Financial Projections. This list is not considered exhaustive and should be considered in the context of the Risks outlined in the Risk Factors section of this report.   Volumes: Awarded wheel programs may experience delays in development or production, or wheel production volume increases may not be as expected.  New programs: Future wheel programs may not be awarded, or may not be awarded in the expected timeframe or to the expected volumes.  Incoterms: The proposed change in incoterms may not be agreed with the relevant customers, meaning the Company is unable to recognise revenue on dispatch (but rather on arrival at the customers’ facilities). If the required customer agreement was not obtained, the impact would be timing only, with the recognition of revenue moved from a financial year to the next financial year and there would not be a material cash impact.   Pricing: The price received by the Company for its wheels may be different from expectations. Similarly, the Company may not recover engineering and development or tooling costs from its customers to the extent expected.   Materials: Direct Materials costs may be higher than assumed in the Financial Projections, e.g. if the projected operational improvements or procurement savings do not materialise in the timeframe anticipated, or if underlying input cost inflation is greater than projected.  Labour: Direct Labour costs may be higher than assumed in the Financial Projections, e.g. if the projected operational improvements (including Mega-line) do not materialise in the timeframe anticipated.  Overheads: SG&A and R&D spend may be higher than assumed in the Financial Projections.  FX: Foreign exchange rates could adversely impact the Company’s financial performance (notably a weaker Australian Dollar than assumed in the Financial Projections).  Projection Methodologies (cont.)  32

 Sensitivities  The Financial Projections are based on a number of estimates and assumptions, as described above. These estimates and assumptions are inherently uncertain and are subject to business, economic and competitive uncertainties and contingencies, many of which are beyond the control of the Company, and on assumptions with respect to future business decisions which are subject to change. Accordingly, there can be no assurance that the Financial Projections are indicative of the future performance of the Company or that actual results will not differ materially from those presented in the Financial Projections. The Financial Projections are also subject to a number of risks including those outlined above. Investors should be aware that future events cannot be predicted with certainty and as a result, deviations from the amounts projected are to be expected. To assist investors in assessing the impact of these assumptions on the Financial Projections, the sensitivity of the projected revenue (US$90.1 million) and EBITDA ($2.8 million) in CY24 is set out below. The changes in key variables set out in the sensitivity analysis are not intended to be indicative of the complete range of variations that may be experienced.  Care should be taken in interpreting these sensitivities. In order to illustrate the likely impact on the Financial Projections, the estimated impact of changes in each of the assumptions has been calculated in isolation from changes in other assumptions. In practice, changes in assumptions may offset each other or be additive, and it is likely that the Company would respond to any changes in one item to seek to minimise the net effect on the Company’s earnings and cash flow.   The sensitivity analysis set out below is intended to provide a guide only and variations in actual performance could exceed the ranges shown, and these variances may be substantial. For example, the Financial Projections are premised on a significant increase in sales volume, particularly driven by the commencement of new programs and it is possible that the rate of increase in sales volumes from new programs does not increase at the rate projected in the financial year.  1. Change in incoterms and revenue recognition  As discussed above, the Financial Projections assume a change in incoterms with two key customers to enable the Company to recognise revenue when wheels are shipped from Australia, rather than when received into the customers’ facilities (approximately 3-4 months later). If the Company is unable to negotiate this change in terms, this would reduce CY24 revenue by US$13.8 million and CY24 EBITDA by US$6.7 million. The impact of this would be timing only, with the recognition of revenue moved from one financial year to the next financial year, and there would not be a material cash impact.   2. Change in FX rate (USD:AUD)  The Financial Projections are based on a USD:AUD rate of 0.70:1. Management estimates every $0.01c movement in the USD:AUD rate changes revenue by US$1.3 million, but with minimal impact on EBITDA. If this rate were to remain at 0.67:1 (being the rate as at 28 November 2022), this would reduce CY24 revenue by US$3.9 million and CY24 EBITDA by US$0.1 million.  3. Sales volumes  If CY24 wheel volumes were 10% greater than / lower than projected, this would impact revenue and EBITDA as follows: i) Revenue +/- US$8.8 million; ii) EBITDA + / - US$2.7 million.  4. Timing delays / volume slippage   As discussed above, the Financial Projections reflect management’s estimate of volumes, taking into account OEM’s production forecasts and assuming no delays in securing contracts or commencing production. In the event of a 1-month timing delay on all new programs which have not yet entered production, this would reduce CY24 revenue by US$4.9 million and EBITDA by US$1.7 million.  5. Average price per wheel  If sales prices were 2% greater than / lower than projected, this would increase / reduce CY24 revenue and EBITDA by US$1.8 million.  6. Direct materials  The Financial Projections assume that the Company generates significant direct material savings (e.g. through operational improvements, procurement, design and technology) to more than offset underlying cost inflation. If Direct Material costs per wheel were 10% higher than projected, this would reduce CY24 EBITDA by $3.2 million.  7. Direct labour  The Financial Projections assume a step-change improvement in direct labour productivity from Q2-CY23 onwards, driven by efficiency improvements (including the commissioning of the Mega-line) and volume growth. If direct labour costs per wheel were 10% higher than projected, this would reduce CY24 EBITDA by US$2.6 million.  8. Overheads and R&D  If the expensed portion of SG&A and R&D were 5% greater than projected in CY24, this would reduce EBITDA by US$1.4 million.  Projection Methodologies (cont.)  33

 Risk Factors  34

 Business Risks  Carbon Revolution is not yet profitable or cash flow positive and it may take longer to reach profitability or become cash flow breakeven than anticipated (or it may never occur).  Carbon Revolution’s customer contracts contain no take or pay provisions or other minimum purchase requirements and its customers may not order wheels as expected.  Wheel programs may not be awarded, or may not be awarded in the expected timeframe or to the expected volumes. As a result, Carbon Revolution’s view of expected volumes may not be achieved.  Wheel programs may experience delays in development or production or wheel production volume increases may not be as expected or may not materialise.  The price received by the Company for its wheels may be different from its expectations. Similarly, the Company may not recover engineering and development or tooling costs from its customers to the extent expected.   Carbon Revolution may not be able to achieve its manufacturing quality, volume and cost targets.  Carbon Revolution may not be able to increase its capacity to service customer demand or the cost to increase capacity may be more than expected, or it may otherwise be unable to execute its industrialisation plans, including the Mega-line project, as planned.  Due to industry standard contractual provisions which are favourable to Carbon Revolution's customers, Carbon Revolution may be exposed to volatility in demand and changes to forecasts on short notice, resulting in disruption to Carbon Revolution’s operations and supply chain and increased costs.   Carbon Revolution may not have the flexibility to adjust its raw material supply orders on short notice based on the fluctuations in its customer’s orders, which may adversely affect Carbon Revolution’s profitability, cash flow and operations.  Carbon Revolution is exposed to claims against it by its customers for late delivery or delivery of products which do not meet specification. However, Carbon Revolution does not have the same ability to make claims against all of its suppliers for late delivery or delivery of materials which do not meet specification.   Carbon Revolution is exposed to price increases from suppliers and may not be able to pass those increases on to customers in full or at all.   Because Carbon Revolution’s wheel designs go through a validation process with its customers, Carbon Revolution may lack flexibility in dual-sourcing suppliers of validated materials, and therefore may be more exposed to price increases and supply shortages, than would otherwise be the case where it has more flexibility to source from multiple suppliers (and swapping a validated material for an altered or different material may require some form of revalidation (partial or full)).   Carbon Revolution’s relationships with suppliers and technical partners may deteriorate or there may be other issues with goods, services or equipment received from suppliers.  Loss or failure of key manufacturing infrastructure or equipment may impact Carbon Revolution’s operations and lead to loss of revenue and/or increased costs. Some Carbon Revolution equipment may be industrially rare and difficult to replace in short order if unavailable or materially inoperable due to breakdown, damage or being otherwise inaccessible.  Due to the bespoke nature of many of Carbon Revolution’s manufacturing equipment, there is a higher risk, compared to off-the-shelf equipment, that repair, refurbishment or new commissioning of such equipment is delayed and/or the equipment supplier claims additional costs for modifications during the commissioning phase, that the equipment does not perform to the level expected or meet the process requirements or that the equipment breaks down.   Risk Factors  35

 Business Risks  As a manufacturer of a highly complex and innovative product (which is continuing to evolve), and which requires bespoke equipment to be designed and produced for numerous steps of the production process, Carbon Revolution is subject to inherent risks in the development and use of new technology, including equipment not performing to the level expected, product quality not being to the level expected, and manual labour required to finish wheels being higher than expected.  New wheel designs for new customers, or other changes to product and process, may take longer to achieve customer validation than expected, may be more difficult to manufacture than expected, may cost more to manufacture than expected, or may result in more quality issues than expected, resulting in lower returns than anticipated.  Carbon Revolution may fail to have systems and processes in place, or fail to adhere to such systems and processes, that ensure robust compliance with product specifications, contractual requirements and quality systems, resulting in increased cost, scrap or quality issues, or shipping of wheels not according to specification.  Customer warranty claims may be higher than expected.   Carbon Revolution may suffer reputational damage or incur liability due to poor product performance or failures, product recalls or other issues with its wheels.  As a supplier in the automotive industry, Carbon Revolution may be exposed to severe product liability claims, including claims for bodily injury and/or death.  Carbon Revolution may be unable to increase its workforce as required, or the cost of doing so may be higher than expected.  Loss of or failure to replace or hire key persons and workforce engagement issues may impact Carbon Revolution’s operations and growth.  Force majeure events (such as natural disasters or other significant events that impact global supply chains) may have an adverse effect on the demand for Carbon Revolution's products and on its supply chain and ability to manufacture according to customer demand, resulting in lower revenue and/or increased costs.   Risks associated with COVID-19, other pandemics, and other macroeconomic factors may impact Carbon Revolution’s operations and financial performance.  The Russian-Ukrainian dispute or other similar disputes may have an impact on global supply chains, materials availability, materials costs and transport and logistics costs.   Carbon Revolution’s business may be impacted by climate change, existing or new environmental regulations, and related risks.  Carbon Revolution may face increased pressure from customers, investors or government regulation to find a recycle and re-use solution for scrap and end-of life wheels and doing so may take longer than expected, cost more than expected, or not be feasible.  Carbon Revolution may be unable to meet government, investor, customer or consumer standards, requirements and expectations, or may incur substantial costs in doing so.  Workplace incidents or accidents may occur (including arising from equipment or hazardous material, such as paints), that may damage Carbon Revolution's reputation and/or expose Carbon Revolution to claims or litigation or impact operations.  Carbon Revolution manufactures and supplies a complex product incorporating many technologies, components and materials. If a court upheld a third-party intellectual property rights infringement claim against Carbon Revolution, subject to any appeal, Carbon Revolution may be subject to injunctions (the impact of which would depend on the relevant order), declaratory relief or a requirement to pay monetary compensation.  Risk Factors (cont.)  36

 Business Risks  There are geographical limitations to Carbon Revolution’s registered intellectual property portfolio because it is not economically feasible to register all such IP in all jurisdictions around the world.   Carbon Revolution’s confidential wheel process know-how and trade secrets contribute to the Company’s competitive advance, which could be materially adversely affected by unauthorised access, use or disclosure of relevant confidential information/trade secrets or by IT security breaches, attacks, ransomware, hacking and similar actions or occurrences  Any third party confidential information held by Carbon Revolution could be accessed by third parties from IT security breaches, attacks, ransomware, hacking and similar actions or occurrences, potentially exposing Carbon Revolution to liability.  Carbon Revolution may not be able to obtain, maintain, register, protect, or enforce its intellectual property rights and may be involved in disputes regarding intellectual property or contractual obligations.  Carbon Revolution may face the risk of being restricted in the use of intellectual property developed jointly with another party coupled with restrictive exclusive supply of goods arrangements if Carbon Revolution has been unable to reach an agreement in advance with the relevant party.  Carbon Revolution’s or a third party’s information technology systems or processes may fail, become materially inoperable or be subject to attack and Carbon Revolution may be unable to maintain production at sufficient output volumes with overriding manual instruction or by using manual records.  An attack, ransomware or the like on or to Carbon Revolution’s IT systems may expose any third party IT systems integrated or linked to Carbon Revolution’s IT systems depending on their level of vulnerability and this could expose Carbon Revolution to liability.  Carbon Revolution’s competitive position or market share may deteriorate including as a result of actions by it or its competitors.   The concentration of Carbon Revolution’s wheel programs and customers may adversely affect demand for Carbon Revolution’s wheels if its relationships with customers deteriorate.  Carbon Revolution’s OEM customer relationships may deteriorate due to financial stress from general business conditions and this transaction. If Carbon Revolution requests non-standard terms, proposes changes to terms already agreed, or requests advanced payment from OEM customers, this may cause such customers to designate Carbon Revolution a “distressed supplier,” which may have short and long term impact on continued business with the OEMs and their motivation to encourage competitors to Carbon Revolution.   Carbon Revolution’s estimates of the size of its addressable market and demand for its wheels may be incorrect.  Carbon Revolution may forego business as a result of not having the production capacity to meet customer demand, or not having the funds to expand production capacity to meet production demand. Carbon Revolution’s relationships with its customers may deteriorate as a result of not having the capacity to meet demand and in cases where Carbon Revolution has minimum capacity obligations to its customers, it may be liable to its customers in such circumstances.  The timing of Carbon Revolution’s recognition of revenue and any working capital financing requirements depend upon the terms of its agreements with its customers and may be adversely affected if Carbon Revolution is required to recognise revenue upon the delivery to its customers rather than on shipment (given normal delivery timelines can be up to or greater than several months), unless Carbon Revolution can negotiate more favourable terms (which may not be possible).  Carbon Revolution’s forecasts are based upon certain assumptions with respect to the determination of backlog and other metrics, including assumptions with respect to the timing and quantity of orders under awarded programs and recognition of revenue, which assumptions may not be realised.  Risk Factors (cont.)  37

 Business Risks  Carbon Revolution may fail to meet forecasts.  Carbon Revolution may not be able to reduce supply chain costs or production costs as quickly as expected or to the same extent as expected, resulting in higher cost per wheel than expected.  Carbon Revolution is subject to fluctuations in financial markets and exchange rates.  Changes in regulations and policies may negatively impact Carbon Revolution.  The continued availability of financing (both debt and equity) to fund short-mid term operations and long-term expansion plans (on terms currently deemed favourable to Carbon Revolution and its shareholders) is subject to Carbon Revolution’s compliance with all relevant covenants of the funding agreements.  Carbon Revolution may need in the future to raise additional funds by equity, debt, or convertible debt financings, to support its growth, and those funds may be unavailable on acceptable terms, or at all. As a result, Carbon Revolution may be unable to meet its future capital needs, which may limit its ability to grow and jeopardize our ability to continue its business.  Working capital financing may not be available, or may cost more, to fund the expected growth in working capital requirements of Carbon Revolution’s business.  Non-compliance with applicable laws, regulations and OEM standards or the cost of compliance therewith may adversely affect Carbon Revolution.  Economic developments such as inflation or raising interest rates may adversely affect Carbon Revolution's operations and profitability.  Carbon Revolution has received R&D tax incentives and government grant funding that may be subject to clawback.  Research and development work may cost more than expected or take longer than expected or not deliver the expected results.  Carbon Revolution may be unable to obtain tax incentives, realise the benefit of accumulated tax losses, or government grant funding in the future.  Carbon Revolution may be unable to obtain sufficient short-term financing to pay its expenses incurred prior to the completion of the business combination.  Known and unknown legal proceedings, regulatory proceedings, investigations or claims against Carbon Revolution may be costly and time-consuming to defend and may harm its reputation and damage its business regardless of the outcome.  Risk Factors (cont.)  38

 Transaction Risks  The business combination remains subject to conditions that each of the SPAC, Carbon Revolution and MergeCo cannot control and if such conditions are not satisfied or waived, the business combination may not be consummated.  A party may waive, or agree to waive, one or more of the conditions required to be satisfied by another party to consummate the business combination.  Termination of the BCA and the SID could negatively impact Carbon Revolution and SPAC.  The trading market for MergeCo shares may be illiquid relative to the average market for shares quoted on NASDAQ/NYSE following the business combination.  MergeCo may be unable to comply with the listing rules of NASDAQ/NYSE on an ongoing basis. The failure to maintain compliance with the NASDAQ/NYSE listing rules may result in the de-listing of MergeCo.  An active trading market for the SPAC’s Class A ordinary shares, may not be available on a consistent basis to provide shareholders with adequate liquidity. The price of the SPAC’s Class A ordinary shares may be extremely volatile, and shareholders could lose a significant part of their investment.  The SPAC’s Class A ordinary shares may fail to meet the continued listing standards of the [New York Stock Exchange (“NYSE”)], and additional shares may not be approved for listing on NYSE.  The share price of MergeCo shares may be volatile following the business combination and holders of MergeCo shares may incur losses.   Sales of a substantial volume of MergeCo shares, including by shareholders of Carbon Revolution, the vast majority of which will not be subject to trading restrictions immediately following the business combination, could cause a decline in the value of MergeCo shares after consummation of the business combination.  The business combination may trigger termination rights for counterparties to contracts or may otherwise negatively impact relationships with counterparties  Less information may be available for MergeCo shareholders following the consummation of the business combination, as MergeCo is expected to be classified as a foreign private issuer and will be exempt from several reporting obligations contained in the Exchange Act.  MergeCo may, at some point in the future, lose its foreign private issuer status. This would subject MergeCo to US GAAP reporting and other requirements, compliance with which may prove difficult or costly for MergeCo.  MergeCo unaudited pro forma condensed combined financial statements may not be an accurate indication of MergeCo’s financial position.  The fairness opinion provided by Craig-Hallum Capital Group LLC will not account for any new circumstances arising between the date of signing the BCA and SID and the consummation of the business combination.  The pendency of the transaction between signing of the BCA and SID and completion creates business uncertainties.  MergeCo is an ‘emerging growth company’ and the reduced reporting requirements applicable to these companies may make MergeCo shares less attractive to investors.  MergeCo may be unable to raise sufficient capital under the CEF at acceptable prices to fund its operations.  Risk Factors (cont.)  39

 Transaction Risks  Shareholders of MergeCo may suffer dilution from sales of shares under the CEF.  The SID and BCA do not contain a minimum cash condition. Accordingly, the parties may complete the business combination despite a lack of liquidity following the payment of transaction expenses.  MergeCo may need additional capital in the future to meet its financial obligations, fund operations and to pursue its strategic objectives. Further capital may not be available on favourable terms, or at all and any raising of additional capital via equity may dilute the interests of shareholders.  As MergeCo will be subject to reporting requirements in the United States, this will require significant ongoing capital and time commitments.  MergeCo currently does not have any plans to pay a cash dividend, meaning you may not receive any return on your investment unless you sell your MergeCo shares for a price greater than you paid for SPAC Class A ordinary shares or Carbon Revolution shares, respectively.  SPAC and MergeCo may be targets of securities class action and derivative lawsuits which may cause substantial losses for investors and delay or prevent the consummation of the business combination.  MergeCo management has no experience running a public company listed in the United States.  SPAC is subject to a mandatory liquidation and subsequent dissolution requirement as it is a blank check company and has no operating history. SPAC may not be able to consummate the business combination by the 8 March 2023 deadline, and if SPAC cannot extend its business combination deadline, then it will be unable to continue as a going concern. Conditions to completion under the BCA and SID respectively will also be unable to satisfied.   Changes in taxation could adversely affect SPAC’s financial condition which may reduce the amount of money available in the Trust Account.  Future changes in US, Australian, Irish and foreign tax law could adversely affect MergeCo.  MergeCo will become a public reporting company through a non-underwritten process. Accordingly, MergeCo shareholders do not have the benefit of the due diligence process customarily performed by underwriters of an initial public offering and may face additional risks and uncertainties.  The COVID-19 pandemic may adversely affect the ability of Carbon Revolution and SPAC to complete the business combination, as well as the ongoing operations of MergeCo post-consummation of the transaction.  MergeCo’s internal control over financial reporting may not be effective and its independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on MergeCo’s business and reputation.  If, following the business combination, securities or industry analysts do not publish or cease publishing research or reports about MergeCo, its business, or its market, or if they make adverse changes to their recommendation with respect to MergeCo shares, then the price and trading volume of the MergeCo may decline.  If the benefits of the business combination do not meet the expectations of investors, shareholders or financial analysts, the market price of MergeCo’s shares may decline.  The pendency of the Transaction could adversely affect Carbon Revolution’s and SPAC’s businesses, results of operations and financial condition.  Completion of the Transaction is subject to receipt of approvals from regulatory and Governmental Authorities.  Risk Factors (cont.)  40

 Transaction Risks  MergeCo may be unable to retain Carbon Revolution personnel successfully after the Transaction is completed.  Twin Ridge Capital Sponsor LLC (the “Sponsor”) and each of the SPAC’s officers and directors agreed to vote in favor of the business combination, regardless of how the SPAC’s other shareholders vote.  Since the Sponsor and the SPAC’s directors and executive officers have interests that are different or in addition to (and which may conflict with), the interests of the SPAC’s other shareholders, a conflict of interest may exist in determining whether the business combination with Carbon Revolution is appropriate as the SPAC’s business combination. Such interests include that the Sponsor and the SPAC’s directors and executive officers may lose their entire investment if the business combination is not completed, and that the Sponsor will benefit from the completion of the business combination and may be incentivized to complete the business combination, even if it is with a less favorable target company or on less favorable terms to shareholders, rather than liquidate the SPAC.  Past performance by the SPAC, including its management team and affiliates, may not be indicative of future performance of an investment in the SPAC or the post-combination business.  SPAC and Carbon Revolution will incur significant costs and administrative burdens in connection with the Transaction, regardless of whether the Transaction is completed, and these transaction fees and costs may be greater than anticipated.  MergeCo will incur significant increased expenses and administrative burdens as a U.S. public company, which could have an adverse effect on its business, financial condition and results of operations.  Post-combination, if MergeCo fails to effectively manage its growth, business, or financial condition, its operational results could be adversely affected.  Accounting standards may change and adversely impact MergeCo or its reported results.  The SPAC’s merger with and into Poppettell Merger Sub, a Cayman Islands exempted company and wholly owned subsidiary of MergeCo, may give rise to a taxable event for U.S. Holders of the SPAC’s Class A ordinary shares and public warrants.   Post-combination, MergeCo may be or may become a PFIC, which could result in adverse U.S. federal income tax consequences to U.S. Holders.  MergeCo is incorporated in Ireland; Irish law differs from the laws in effect in the United States and Australia and may afford less protection to shareholders.  The MergeCo ordinary shares to be received by Carbon Revolution and SPAC shareholders in connection with the combination will have different rights from the Carbon Revolution ordinary shares and the SPAC ordinary shares.  Certain transfers of MergeCo shares and MergeCo warrants may be subject to Irish stamp duty.  As an Irish public limited company, certain decisions to change the capital structure of MergeCo will require the approval of MergeCo shareholders, which may limit MergeCo’s flexibility with respect to managing its capital structure.  Any attempted takeover of MergeCo will be subject to the Irish Takeover Rules and will be under the jurisdiction of the Irish Takeover Panel.  Following consummation of the business combination, under the Irish Takeover Rules, a person, or persons acting in concert, who acquire(s), or consolidate(s), control of MergeCo may be required to make a mandatory cash offer for the remaining shares of the company.  Risk Factors (cont.)  41

 Transaction Risks  MergeCo’s staggered board post-combination will limit shareholders’ ability to influence matters of corporate governance and may deter others from pursuing change of control transactions.   Provisions in the MergeCo Amended and Restated Memorandum and Articles of Association (including anti-takeover provisions) and under Irish law could make an acquisition of MergeCo more difficult, may limit attempts by MergeCo shareholders to replace or remove the MergeCo directors, may limit shareholders’ ability to obtain a favourable judicial forum for disputes with MergeCo or the MergeCo directors, officers, or employees, and may impact the market price of the MergeCo Shares and/or the MergeCo Warrants.  If the MergeCo Shares or MergeCo Warrants are not eligible for deposit and clearing within the facilities of The Depository Trust Company, then transactions in the MergeCo Shares or MergeCo Warrants may be disrupted.  Irish law requires MergeCo to have available “distributable profits” to pay dividends to shareholders and generally to make share repurchases and redemptions.  In certain limited circumstances, dividends paid by MergeCo may be subject to Irish dividend withholding tax.  After the combination, dividends received by Irish residents and certain other shareholders may be subject to Irish income tax.  MergeCo Shares or MergeCo Warrants received by means of a gift or inheritance could be subject to Irish capital acquisitions tax.  Redemption Risks  The ability of the SPAC’s shareholders to exercise redemption rights with respect to a large number of the SPAC’s outstanding Class A ordinary shares could increase the probability that the business combination would be unsuccessful.  If third parties bring claims against the SPAC, the proceeds held in the Trust Account could be reduced and the per share redemption amount received by shareholders may be less than $10.00 per share.  The independent directors of the SPAC may decide not to enforce the indemnification obligations of the Sponsor, meaning the funds available in the Trust Account may be reduced.   Risk Factors (cont.)  42

 Appendix  43

 Sprung vs. Unsprung Mass  44  Sprung mass, or sprung weight, is the portion of the vehicle’s total mass that is supported by the suspension  All components above the suspension, including the chassis, engine and even the occupants contribute to sprung mass  Unsprung Mass  Sprung Mass  Unsprung mass, or unsprung weight, is the portion of the vehicle’s mass that rests below the suspension  All components below the suspension, including the suspension system itself, wheels and brakes, contribute to unsprung mass  Description   Implication   Lower unsprung mass results in the suspension more capably keeping the tire in contact with the road  The decrease in force makes it easier for the spring and shock absorber to “push back” at the motion caused by the road disturbance, therefore keeping the tire in better contact with the pavement   Tires only deliver acceleration, braking and steering inputs to the vehicle when they are touching the road  This results in improved handling, acceleration and braking when unsprung mass is decreased  Similarly, since the force is lower with lower unsprung mass, the forces into the suspension are reduced, resulting in less fatigue damage when any bumps are encountered  This results in improved durability to the sprung mass (the car) as well as improved durability to the wheel   For Illustrative purposes only  Source: Management Estimates.